Exhibit 99.1

777 South Post Oak Lane, Suite 1700 Houston, Texas 77056

(888) 362-7972

June 4, 2018

Dear Shareholder,

Thank you for your investment and continued confidence in IronClad Encryption.  These past twelve months we have been focused on product development, adjusting and refining our product portfolio to accelerate time to revenue, and closing strategic partnerships with top tier vendors who will give us access to their well-established sales channels.  Many of these events were shared as part of press releases and can be found in this letter’s addendum.  Through this process we have also been able to raise awareness of our technology within private, commercial and cyber communities.  We will share with you below the highlights and challenges we faced and how we will carry our momentum forward.

Contract with Energy Company:

IronClad is implementing its business strategy as planned.  As an example, in February 2018, IronClad began providing services to an energy company under a contract covering a two-year period.  The project was started and geared up on time, and is meeting the needs and expectations of our client well.

Professional Relationships:

IronClad is dedicated to developing and launching products in markets with strong demand and high profitability where we have a significant technical advantage.  We are actively pursuing relationships with companies specializing in cloud storage, gateways, medical records, digital currency, physical access, and industrial control systems.  To that end, IronClad has been very successful in attracting top-tier Master Service Providers (MSPs) in their respective markets to either integrate ICE technology into client products or reselling ICE products directly through internal sales channels.  Technologent and Layer3 Communications are two of these MSPs.

New Board of Director Members:

John S. Reiland:  Mr. Reiland has more than 40 years of experience as a Chief Financial Officer, Chief Restructuring Officer and Chief Executive Officer of public and private companies in various industries.  Mr. Reiland has a successful track record with various forms of financing, including IPOs, secondary offerings, and debt financing.  He currently serves on the board of Flotek Industries, Inc., an oil & gas equipment and services company.  His CFO experience includes The Kabbalah Center International, a top 100 CPA firm Singer Lewak, computer software company Neon Systems and international telecommunications service providers Worldcom International, and Houston International Teleport.

Mark A. Watson:  Mr. Watson brings more than two decades of international operations, supply chain, new product introduction, and go-to-market expertise that will benefit IronClad's development and delivery of ultra-secure products.  His management and development experience with Microsoft includes pioneering the evolution of the popular Xbox video gaming product as founding member of Xbox Operations and Xbox Accessory Operations. Mr. Watson is currently Director of Device Sourcing at Fitbit. Previously, he was Director of Fitbit Accessories Operations, a role that enabled him to successfully launch the operations of Fitbit's Accessories business.  Before joining Fitbit, Mr. Watson was a Client Team Director at a product development and supply chain services company, PCH International, in China where he managed four client-focused groups that built and delivered high-tech accessories, medical products, and supply chain solutions.

Stock Price Volatility:

Since our last letter, our stock price has been volatile.  Such highs and lows are attributable to several factors including a small float of tradable shares, developing but still limited market support, along with real world news and circumstances about ever-increasing needs for cyber security.  As we are able to report improved financial results through our contracts and new partnerships, introduce new products and gain new customers, we expect our stock price to stabilize and show more normal trading trends.

Changes to Product Portfolio:

As markets change rapidly, IronClad has adjusted its product portfolio to meet these new requirements.  This calculated decision was based on challenges with cellular carrier testing and other regulatory testing as required by the Federal Communications Commission (FCC), and cellular baseband licensing from chipset manufacturer Qualcomm Incorporated.  In evaluating the market potential using a good, better, best perspective, we realized that providing a “better” solution (with improvements to follow in time) instead of the “best” would reduce our time to revenues, facilitate development and still provide the market with a highly differentiated solution.

In effect, we are developing a software phone application, “ICE Fortress” that can run on any Android phone (Apple IOS is planned for the future), provide a level of security unmatched by commercial solutions like Facebook Messenger, WhatsApp or Wechat, and enable the deployment of secure communications for any enterprise and government agency.  Most of the development work conducted for the ICE Phone is directly applicable to this new software application platform.

Using current market technology, the highest security for a digital transmission would result in an unfavorable latency. With our own patent recently backed by an independent, third-party study, we are successfully able to transmit at faster speeds without compromising the higher levels of encryption.

Patent and Trademark Progress:

We have produced many new patent write-ups and trademarks since June 2017.  Starting with the foundational patents, Mr. Lerner, Vice President of Engineering and Chief Technology Officer has been working diligently with our patent agent to create new patents.  In addition, we have filed for necessary trademark protection.  Mr. Lerner has also developed new fundamental technologies to further enhance the IronClad Encryption technology base.  We are confident this new patent portfolio will give IronClad Encryption a solid foundation for many years.

Change in Fiscal Year End:

On May 8, 2018 our Board of Directors decided to change our fiscal year end from December 31 to March 31 in preparation to meet certain requirements to up-list IronClad from the OTC QB stock exchange to one of the larger stock exchanges.  There are multiple factors involved in an exchange up-list which makes it difficult to predict when or if this will occur and be finalized.

Looking forward:

Our future plans include:  expanding our customer base through professional contacts, MSPs, and energy or utility companies; ultimately, to deploy ICEMicro within networks and inside of BlackICE our proprietary gateway.  Also, we intend to impact the mobile communications market with “ICE Fortress,” our secure software mobile phone application.

In the fast-paced and ever-changing technology field, we are in a race to get our products and services to market by the most expedient and effective means: without compromising our trade secrets.  So in some instances we will not share details of certain anticipated products at this time.  We encourage you to follow our progress via our website at www.IronCladEncryption.com.

Sincerely,

JD McGraw

President, Chief Executive Officer, Chairman

IronClad Encryption Corporation

IronClad’s BlackICE Barrier

BlackICE
Ultra-Secure Technology
BlackICE
BARRIER
DC 5V
COM
USB
LAN1
LAN2
BARRIER
Seamless Integration into Existing Systems
Ultra-Secure Communications
Continuous Authentication
Peer-to-Peer & Multi-Point
Industrial / Commercial

The portable BlackICE Demo unit allows customers to see the capabilities of the BlackICE Barrier from right inside their offices.     The demonstration can be setup in minutes and will work seamlessly within their office network.   Encrypted information can be passed through fully transparent to the existing infrastructure.

For Additional Details See Press Release on March 27, 2018

ADDENDUM

IronClad Press Releases June 2017 through May 2018

All of our Press Releases are available to be viewed on our website:  www.ironcladencryption.com

April 10, 2018:

IronClad Encryption Releases Statement on Energy Sector Cyberattacks

March 27, 2018:

IronClad Encryption Deploys Black ICE Network Security

March 13, 2018:

Technologent Adds IronClad Encryptions Ultra-Secure ICEMicro Technology to its Security Offering

March 7, 2018:

Layer3 Communications to Offer New Secure Network Services Powered by IronClad Encryption’s Context-Free and Natively Secure ICEMIcro Docker Containers

February 28, 2018:

FitBit and Xbox Hardware Industry Veteran Mark Watson Joins IronClad Board of Directors

February 6, 2018:

IronClad Encryption Partners with Cryptocurrency Digital Wallet Provider BitWallet to Secure Client Credentials

January 30, 2018:

IoT Innovator Fintan McGovern Joins IronClad Encryption’s Advisory Board

January 17, 2018:

Halliburton Company VP, Bill Sanstrom, Joins IronClad's Advisory Board

January 10, 2018:

Joint Venture between IronClad Encryption and Black Pearl Engineering to Bring Ultra-Secure Communications to the Industrial Control System Market

January 4, 2018:

DoD Contractor Charter Trading Chooses IronClad for Secure Communications

November 14, 2017:

IronClad Encryption Delivers the World’s First Context-Free, Natively-Secure Containers

September 13, 2017:

CFO of the Year Candidate Joins IronClad Encryption's Board of Directors

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